Exhibit 3.3


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                        PROGESSIVE GENERAL LUMBER CORP.
--------------------------------------------------------------------------------
                                 (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation


FIRST: Amendment(s) adopted: (indicate article numbers(s) being amended, added or deleted)

                                    ARTICLE I
                                 CORPORATE NAME

     "The name of the Corporation shall be Bingo.com, Inc."



SECOND:  If  an  amendment  provides  for  an  exchange,   reclassification   or
cancellation of issued shares, provisions, for implementing the amendment is not contained in the amendment itself, are as follows:

               N/A



THIRD: The date of each amendment's adoption: January 12, 1999, effective January 22, 1999


FOURTH: Adoption of Amendment(s) (CHECK ONE)

     |_| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

     |_| The amendment(s) was/were approved by the shareholders through voting groups.


     The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

     "The number of votes cast for the amendment(s) was/were sufficient for approval by -------------------------------------------------------------."
                                   voting group


     |X| The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     |_|  The  amendment(s)   was/were  adopted  by  the  incorporators  without
          shareholder action and shareholder action was not required.

     Signed this 12th day of January, 1999.

     Signature /s/ Darren Little



                                   Darren Little
                              -------------------------------------
                                   Typed or printed name


                                   President and Director
                              -------------------------------------
                                   Title